UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

June 26, 2014
Date of Report (date of earliest event reported)

Fuse Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	22-3664872	000-10093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4770 Bryant Irvin Court, Suite 300, Fort Worth, TX 76107
(Address of principal executive offices) (Zip Code)

(817) 439-7025
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On June 26, 2014, Fuse Medical, LLC ("Fuse"), a wholly-owned subsidiary of Fuse Medical, Inc. (the "Company"), and MedShape, Inc. ("MedShape"), mutually agreed to terminate the Distribution Agreement between Fuse and MedShape dated May 30, 2013 (the "Agreement"). The termination will be effective on June 30, 2014.

The Agreement had appointed Fuse as MedShape's distributor for a series of products used in orthopedic surgery and required Fuse to use its best efforts to promote the marketing, sale, and servicing of the products. The Agreement also required Fuse to purchase a minimum of $200,000 of Company products by May 30, 2014. Thereafter, future sales quotas would assigned on a twelve month annual basis. The Agreement was for a term ending June 1, 2015, unless earlier terminated.

The Agreement was terminated as a result of mutual agreement of the parties. Fuse and MedShape will work to enter into a new agreement within the next 90 days that more accurately reflects the intent of the parties. There were no early termination penalties as a result of the termination.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuse Medical, Inc.

Date: June 27, 2014	By:	/s/ D. Alan Meeker
D. Alan Meeker
Chief Executive Officer

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